Exhibit 10.9

P O. Box 840
Valley Forge. PA 19482-0840
USA

1200 West Swedesford Road
Berwyn, PA 19312-1077
USA

Fax: (610) 251-9133
Direct Dial:610-651-4310

April 6, 2005

Mr. Michael R. Imbriani

Vice Chairman

PQ Corporation

PO Box 840

Valley Forge, PA 19312

Dear Michael:

This will confirm that a typographical error was made in Appendix C, Section 5 of your Employment Agreement dated February 11, 2005. Specifically the phrase “Highest Target Bonus Percentage” on the top of page C-2 (Line 1) is incorrect. This phrase should read “Highest Actual Bonus Percentage”.

Please confirm your agreement with the foregoing by signing in the space provided below and returning an original to my attention. I apologize for the typing error.

Sincerely,

/s/ William J. Sichko
William J. Sichko
Chief Administrative Officer

AGREED:	/s/ Michael R. Imbriani
Michael R. Imbriani

cc: Bob Lichtenstein
Maureen Riley